© Fifth Third Bancorp | All Rights Reserved Ó Fifth Third Bancorp | All Rights Reserved Fifth Third Bancorp 2Q24 Earnings Presentation July 19, 2024 Refer to earnings release dated July 19, 2024 for further information.

© Fifth Third Bancorp | All Rights Reserved This presentation contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. All statements other than statements of historical fact are forward-looking statements. These statements relate to our financial condition, results of operations, plans, objectives, future performance, capital actions or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated by our filings with the U.S. Securities and Exchange Commission (“SEC”). There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) deteriorating credit quality; (2) loan concentration by location or industry of borrowers or collateral; (3) problems encountered by other financial institutions; (4) inadequate sources of funding or liquidity; (5) unfavorable actions of rating agencies; (6) inability to maintain or grow deposits; (7) limitations on the ability to receive dividends from subsidiaries; (8) cyber-security risks; (9) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (10) failures by third-party service providers; (11) inability to manage strategic initiatives and/or organizational changes; (12) inability to implement technology system enhancements; (13) failure of internal controls and other risk management programs; (14) losses related to fraud, theft, misappropriation or violence; (15) inability to attract and retain skilled personnel; (16) adverse impacts of government regulation; (17) governmental or regulatory changes or other actions; (18) failures to meet applicable capital requirements; (19) regulatory objections to Fifth Third’s capital plan; (20) regulation of Fifth Third’s derivatives activities; (21) deposit insurance premiums; (22) assessments for the orderly liquidation fund; (23) weakness in the national or local economies; (24) global political and economic uncertainty or negative actions; (25) changes in interest rates and the effects of inflation; (26) changes and trends in capital markets; (27) fluctuation of Fifth Third’s stock price; (28) volatility in mortgage banking revenue; (29) litigation, investigations, and enforcement proceedings by governmental authorities; (30) breaches of contractual covenants, representations and warranties; (31) competition and changes in the financial services industry; (32) potential impacts of the adoption of real-time payment networks; (33) changing retail distribution strategies, customer preferences and behavior; (34) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (35) potential dilution from future acquisitions; (36) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (37) results of investments or acquired entities; (38) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (39) inaccuracies or other failures from the use of models; (40) effects of critical accounting policies and judgments or the use of inaccurate estimates; (41) weather-related events, other natural disasters, or health emergencies (including pandemics); (42) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity; (43) changes in law or requirements imposed by Fifth Third’s regulators impacting our capital actions, including dividend payments and stock repurchases; and (44) Fifth Third's ability to meet its environmental and/or social targets, goals and commitments. You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this press release should be read as applying mutatis mutandis to every other instance of such information appearing herein. Copies of those filings are available at no cost on the SEC’s website at www.sec.gov or on our website at www.53.com. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. In this presentation, we may sometimes provide non-GAAP financial information. Please note that although non-GAAP financial measures provide useful insight to analysts, investors and regulators, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures. We provide a discussion of non-GAAP measures and reconciliations to the most directly comparable GAAP measures in later slides in this presentation, as well as on pages 27 through 29 of our 2Q24 earnings release. Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of the Bancorp's control or cannot be reasonably predicted. For the same reasons, Bancorp's management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. Cautionary statement 2

© Fifth Third Bancorp | All Rights Reserved • First quarter of sequential NII growth since 2022 • Strong profitability resulted in CET1 increasing 13 bps while also executing $125 million of share repurchases • Average deposits increased 4% compared to 2Q23 • Strong fee performance driven by 11% growth in wealth and asset management revenue and 12% in commercial payments revenue compared to 2Q23 • Interest-bearing deposit costs were well-managed; increased only 4 bps compared to 1Q24 • Disciplined expense management; expenses decreased 1% compared to 2Q23 • Generated consumer household growth of 3% compared to 2Q23 Reported 1 Adjusted 1 EPS $0.81 $0.86 ROA 1.14% 1.21% ROE 13.6% 14.5% ROTCE 19.8% 21.0% NIM 2.88% 2.89% Efficiency ratio 58.5% 56.8% PPNR $867MM $914MM CET1 2 10.60% For end note descriptions, see end note summary starting on page 50 2Q24 highlights 3

© Fifth Third Bancorp | All Rights Reserved 1.23% 1.22% Peer 7 Peer 2 Peer 5 Peer 8 Peer 4 Peer 9 Peer 1 Peer 3 Peer 10 Peer 11 Peer 6 15.4% 15.1% Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 60.5% Peer 9 Peer 6 x Peer 10 Peer 8 Peer 7 Peer 3 Peer 4 Peer 11 Peer 1 Peer 2 Peer 5 14.0% Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 x Peer 10 Peer 11 1.29% Peer 5 Peer 2 Peer 1 Peer 3 Peer 8 Peer 6 Peer 7 Peer 4 Peer 10 x Peer 9 Peer 11 Driving to consistently generate top quartile results 4 Return on tangible common equity 1,2 FY18 LTM FY18 FY18 Return on assets 1 Efficiency ratio 1 LTM 1Q24 unless otherwise noted; Adjusted basis LTM 1Q24 unless otherwise noted; Adjusted basis LTM 1Q24 unless otherwise noted; Adjusted basis Remain focused on long-term horizon Expect to continue generating top-tier financial results 56.3% 56.9% Peer 2 Peer 7 Peer 9 Peer 4 Peer 3 Peer 1 Peer 8 Peer 5 Peer 11 Peer 10 Peer 6 LTM LTM For end note descriptions, see end note summary starting on page 50 FITB 1Q24 FITB 2Q24 FITB 1Q24 FITB 2Q24 FITB 1Q24 FITB 2Q24

© Fifth Third Bancorp | All Rights Reserved NII $ in millions; NIM change in bps 1Q24 to 2Q24 adjusted NII & NIM walk T o t a l n e t in t e r e s t i n c o m e ; $ m il li o n s NII Adjusted NIM For end note descriptions, see end note summary starting on page 50 NII $1,3901Q24 2.86% NIM $1,398 2.89%2Q24 Securities portfolio Loan balances / mix (2) - 8 2 11 2Net market rate impact Deposit/wholesale funding balances / mix (10) (2) Net interest income 1 11 5 Other, net Adjusted NII Adjusted NIM walk 2Q23 1Q24 2Q24 Reported Net Interest Margin 3.10% 2.86% 2.88% Adjustment to Net Interest Margin 0.00 0.00 0.01 Adjusted Net Interest Margin 3.10% 2.86% 2.89%

Noninterest income



$726
$749
$710
$717
$695
$717
Total noninterest income; $ millions
2Q23
1Q24
2Q24
Noninterest income
Adjusted noninterest income (excl. securities gains/losses,net)[1]

Securities losses/(gains), net ($ in millions)	2Q23	1Q24	2Q24
Net losses/(gains) attributable to non-qualified deferred compensation plans (NQDC), offset in expenses	($8)	($11)	($3)
Other losses/(gains), net	1	1	—
Securities losses/(gains), net	**($7)**	**($10)**	**($3)**

2Q24 vs. 1Q24

- Adjusted noninterest income[1] flat compared to the prior quarter
- Primary drivers:
  - Service charges on deposits (up 5%) reflecting an increase in commercial payments revenue
  - Card and processing revenue (up 6%) reflecting an increase in interchange revenue
  - Offset by mortgage banking net revenue (down 7%) primarily reflecting an increase in MSR asset decay, partially offset by an increase in origination fees and gains on loan sales

2Q24 vs. 2Q23

- Adjusted noninterest income[1] down $32 million, or 4%
- Primary drivers:
  - Other noninterest income (down 42%) due to a $34 million gain recognized in the year-ago quarter
  - Mortgage banking net revenue (down 15%) primarily reflecting decreases in origination fees and gains on loan sales and MSR net valuation adjustments
  - Partially offset by commercial payments (up 12%) and wealth and asset management revenue (up 11%)

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© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 50

Noninterest expense



$1,231
$1,207
$1,342
$1,290
$1,221
$1,204
Total noninterest expense; $ millions
2Q23
1Q24
2Q24
Noninterest expense
Adjusted noninterest expense¹

($ in millions)	2Q23	1Q24	2Q24
Non-qualified deferred compensation expense/(benefit), primarily offset in securities gains/losses	$10	$15	$4

2Q24 vs. 1Q24

- Adjusted noninterest expense[1] down $86 million, or 7%
- Primary drivers:
  - Compensation and benefits (down 13%) due to seasonal compensation awards in the first quarter
  - Net occupancy expense (down 5%) due to seasonal factors
  - Partially offset by other noninterest expense (up 8%)

2Q24 vs. 2Q23

- Adjusted noninterest expense[1] flat compared to the year-ago quarter
- Primary drivers:
  - Leasing business expense (down 29%), consistent with the decline in operating lease revenue
  - Partially offset by compensation and benefits (up 1%) due to an increase in performance-based compensation

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© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 50

Interest earning assets

Average loan & lease balances

$ in billions; loan & lease balances excluding HFS



$123.3
$45.6
5.94%
$77.7
$117.3
$44.5
6.36%
$72.8
$116.9
$44.7
6.43%
$72.2
2Q23
1Q24
2Q24
Commercial
Consumer
Total Loan Yield

% change	
QoQ	YoY
—	(2%)
(1%)	(7%)

Period-end loan & lease balances

$ in billions; loan & lease balances excluding HFS



$121.9
$45.5
$76.4
$116.5
$44.6
$71.9
$116.6
$44.8
$71.8
2Q23
1Q24
2Q24
Commercial
Consumer

% change	
QoQ	YoY
+1%	(2%)
—	(6%)

Average securities[1] and short-term investments

$ in billions



$65.1
$7.8
3.07%
$57.3
$77.7
$21.2
3.26%
$56.5
$77.2
$20.6
3.27%
$56.6
2Q23
1Q24
2Q24
Securities
Short-term investments
Taxable securities yield

% change	
QoQ	YoY
(3%)	+164%
—	(1%)

Period-end HFS loan & lease balances

$ in billions



$0.8
$0.7
$0.0
$0.3
$0.3
$0.0
$0.5
$0.5
$0.0
2Q23
1Q24
2Q24
Commercial
Consumer

% change	
QoQ	YoY
+67%	(30%)
(22%)	(22%)

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 50; totals shown above may not foot due to rounding

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Deposits and wholesale funding

Average deposit balances


$ in billions
$160.9
$5.4
$155.5
2.30%
$168.1
$5.5
3.01%
$162.6
$167.2
$4.7
3.04%
$162.4
2Q23
1Q24
2Q24
% change
QoQ
YoY
(14%)
(12%)
—
+4%
CDs > $250K
Core deposits
Total interest-bearing deposit costs

Average wholesale funding balances


$ in billions
5.00%
$25.6
5.55%
$24.8
5.59%
$24.2
2Q23
1Q24
2Q24
% change
QoQ
YoY
(2%)
(6%)
Total wholesale funding
Wholesale funding cost

Period-end deposit balances


$ in billions
$164.1
$5.8
$158.4
$169.6
$5.2
$164.4
$166.8
$4.1
$162.7
2Q23
1Q24
2Q24
% change
QoQ
YoY
(22%)
(29%)
(1%)
+3%
CDs > $250K
Core deposits

Period-end wholesale funding balances


$ in billions
$24.0
$23.8
$23.9
2Q23
1Q24
2Q24
% change
QoQ
YoY
+1%
—
Total wholesale funding

© Fifth Third Bancorp | All Rights Reserved

Note: totals shown above may not foot due to rounding

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High-quality deposit franchise

4 point outperformance vs. large commercial banks

Average total deposits indexed to 100; H8, non-seasonally adjusted total deposits



+4%
+2%
0%
2Q23
3Q23
4Q23
1Q24
2Q24
FITB
Peer median
H8

Fifth Third continues to outpace the industry in deposit share growth[2]

Deposit share rankings

#2 Midwest
unchanged YoY

#6 Southeast
improved 2 spots YoY

- Gained or maintained market share rank in all 40 of our largest MSAs
- Approaching target locational share in 8 key SE MSAs of focus

Significant locational share improvement since 2018 in key SE MSAs

	2018	2023
Naples, FL	#2	#1
Fort Myers, FL	#4	#2
Nashville, TN	#6	#3
Charlotte, NC	#5	#4
Raleigh-Durham, NC	#15	#7

Commercial and consumer deposit franchise highlights

Consumer franchise

- 86% FDIC insured[1]
- Debit transactions up 2% YoY
- >80% of balances from clients with 5+ year tenure
- Average age of household: ~13 years
- 1.4 million Momentum Households (~58% of total)

Commercial franchise

- 22% FDIC insured[1]
- 94% of balances represented by relationships that utilized Treasury Management services
- Balanced-weighted relationship age of ~24 years
- Median relationship deposit balance of ~$409K

Continued investment in the southeast[3]

Branch network mix



3Q18[4]
~20%
~80%
2Q24
31%
69%
2028E
~50%
~50%
Midwest
Southeast

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© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 50; totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved 30% 32% 35% 36% 36% 41% 43% 46% 46% 57% 57% 63% 75% 26% 34% 21% 43% 14% 3% 23% 22% 23% 6% 30% 14% 14% 35% 13% 30% 20% 12% 23% 20% 29% 18% 17% 11% 18% 8% Peer 12 Peer 11 Peer 10 Peer 9 Peer 8 Peer 7 Peer 6 Peer 5 Peer 4 Peer 3 Peer 2 x Peer 1 MSA Rankings 1-3 MSA Rankings 4-5 MSA Rankings 6-10 MSA Rankings 10+/No MSA Maintaining top quartile deposit density while expanding branch network in the Southeast 11 Deposit density market rank 1 We continue to focus on achieving a top 5 rank in the MSAs we serve Total Top 5 89% 77% 87% 63% 69% 68% 66% 44% 50% 79% 56% 66% 56% For end note descriptions, see end note summary starting on page 50

© Fifth Third Bancorp | All Rights Reserved For end note descriptions, see end note summary starting on page 50 Credit quality overview 12 Key metrics 2Q23 3Q23 4Q23 1Q24 2Q24 NPL ratio 0.52% 0.47% 0.55% 0.61% 0.52% NPA ratio 1 0.54% 0.51% 0.59% 0.64% 0.55% 30-89 days past due as a % of portfolio loans and leases 0.28% 0.26% 0.31% 0.29% 0.26% NCO ratio 0.29% 0.41% 0.32% 0.38% 0.49% ACL ratio as a % of portfolio loans and leases 2.08% 2.11% 2.12% 2.12% 2.08% $ in millions

© Fifth Third Bancorp | All Rights Reserved • Drivers of $47MM decrease in ACL: ‒ Primarily due to a decline in loan balances and modest improvement in Moody's macroeconomic forecast Allowance for loan & lease losses Commercial and industrial loans Commercial mortgage loans Commercial construction loans Commercial leases Total commercial loans and leases Residential mortgage loans Home equity Indirect secured consumer loans Credit card Other consumer loans Total consumer loans Allowance for loan & lease losses Reserve for unfunded commitments 1 Allowance for credit losses Allocation of allowance by product $ in millions 2Q24 Amount % of portfolio loans & leases For end note descriptions, see end note summary starting on page 50; totals shown above may not foot due to rounding Change in rate Compared to: 1Q24 2Q23 Allowance for credit losses 13 2,288 137 $2,425 1.96% 2.08% (0.03%) (0.04%) 0.05% — $721 311 67 14 136 106 134 283 193 1,175 $1,113 1.39% 2.72% 1.15% 0.52% 0.80% 2.67% 5.04% 1.83% 11.14% 2.62% 1.55% (0.05%) 0.02% 0.04% (0.06%) (0.03%) 0.04% — 0.02% (0.81%) (0.03%) (0.04%) (0.09%) 0.27% 0.02% (0.19%) (0.19%) (0.24%) 0.08% 0.31% (1.18%) 0.14% (0.02%) Solar energy installation loans 323 8.18% 0.19% 1.05% • Drivers of $47MM decrease in ACL: • Primarily due to a decrease in specific reserves

Strong liquidity and capital position

Capital position

Common equity tier 1 ratio[1]


10.47%
~35 bps
(~15 bps)
(~8 bps)
(~1 bp)
~2 bps
10.60%
1Q24
Net income to common
Common dividends
Share repurchases
RWA
Other
2Q24

Liquidity position

$ in billions

Liquidity Sources	3/31/24	6/30/24
Fed Reserves	~$22	~$21
Unpledged Investment Securities	~$20	~$20
Available FHLB Borrowing Capacity	~$11	~$10
Current Fed Discount Window Availability	~$54	~$57
Total	**~$107**	**~$107**

- Maintained full Category 1 LCR compliance during the quarter
- Loan-to-core deposit ratio of 72%
- For several years, we have performed:
  - Daily LCR calculations
  - Monthly liquidity stress tests, including two FITB-specific scenarios over and above regulatory requirements
  - Monthly 2052a complex liquidity monitoring reporting

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© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 50; totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved down 2 – 4% Noninterest expense 1 stable (FY23 baseline: $4.937 billion) Net charge-off ratio 35 – 45 bps Effective tax rate ~22% For end note descriptions, see end note summary starting on page 50 As of July 19, 2024; please see cautionary statements on page 2 Total revenue 1 down ~2% (FY23 baseline: $8.826 billion; Includes securities g/l) (including HFS) Avg. loans & leases down ~3% Current expectations FY 2024 compared to FY 2023 15 Allowance for credit losses expect $0 - $10MM release due to loan growth/mix and assumes no change to macroeconomic outlook and risk profile as of 2Q24 Net interest income 1 Noninterest income 1 stable to down ~1% (FY23 baseline: $5.852 billion) (FY23 baseline: $2.956 billion)

© Fifth Third Bancorp | All Rights Reserved up ~2% Noninterest expense 1 up ~1% (2Q24 baseline: $1.204 billion) Net charge-off ratio 40 – 45 bps Effective tax rate 22 - 23% For end note descriptions, see end note summary starting on page 50 As of July 19, 2024; please see cautionary statements on page 2 Total revenue 1 up 1 – 2% (2Q24 baseline: $2.118 billion; Includes securities g/l) (including HFS) Avg. loans & leases stable to up ~1% Current expectations 3Q24 compared to 2Q24 16 Allowance for credit losses expect ~$25MM build due to loan growth/mix and assumes no change to macroeconomic outlook and risk profile as of 2Q24 Net interest income 1 Noninterest income 1 up 1 – 2% (2Q24 baseline: $1.398 billion) (2Q24 baseline: $717 million)

© Fifth Third Bancorp | All Rights Reserved Appendix 17

© Fifth Third Bancorp | All Rights Reserved Midwest footprint (branch count in white) Major FITB markets 2 with a top 5 deposit share London office Leading position in the markets we compete in 3 Key Southeast MSAs of focus Toronto office Top performing regional bank with local scale and national reach 18 Fifth Third Corporate Headquarters Cincinnati, Ohio 249 161 100 157 66 5 41 77 10 29 175 Assets $213 billion Ranked 11 th in the U.S. 1 Deposits $167 billion Ranked 9 th in the U.S. 1 U.S. branches 1,070 Ranked 8 th in the U.S. 1 Commercial Payments Top 5 market share across several product categories 5 Southeast footprint (branch count in white) #2 #6Midwest Southeast unchanged YoY improved 2 spots YoY Deposit share rankings 4 #3 Fifth Third footprint improved 1 spot YoY Significant locational share in notable MSAs Nashville, TN Charlotte, NC #3 #4 Cincinnati, OH #1 Chicago, IL #3 Top 10 deposit share in ~90% of retail footprint Columbus, OH Indianapolis, IN #3 #3 Tampa, FL #6 Grand Rapids, MI #1 For end note descriptions, see end note summary starting on page 50

© Fifth Third Bancorp | All Rights Reserved 19 Our purpose, vision, and core values support our commitment to generating sustainable value for stakeholders Our Vision Be the One Bank people most value and trust Our Core Values Our Purpose To improve the lives of our customers and the well-being of our communities Work as One Bank Take Accountability Be Respectful Act with Integrity Living our purpose guided by our vision and values

Sustainability priorities and metrics

Addressing climate change

>$39BN in sustainable financing towards $100BN goal[1]

54% reduction in Scope 1 and 2 GHG emissions since 2014[7]

100% renewable power purchased since 2019[7]

Offsetting carbon emissions in our operations since 2020[5]

$500MM inaugural Green Bond issued in October 2021[6]

Promoting inclusion and diversity

~$3.7BN in lending, investments, financial accessibility and philanthropy towards $2.8BN AREEI initiative[2]

44% board diversity[4]

57% women; **29%** persons of color in workforce

Minorities are paid at parity to non-minorities, women are paid 99% of what men are paid[7]

>$33MM Tier 1 diverse supplier spend, 7.4% of net addressable spend[9]

>1K members in employee Sustainability Business Resource Group

Keeping the customer at the center

>6.7MM customer outreach calls in 1H24, continuing our heightened connection to the customer

3.0% YoY consumer checking household growth

Low reliance on consumer fees, with consumers avoiding **$31.4MM in overdraft fees** in 1H24 with Extra Time®

>$17.8BN deposited up to 2 days early in 1H24 **with Early Pay®**

>$22MM in consumer cash back rewards with 5/3 Cash/Back cards in 1H24

Demonstrating our commitment to employees

Slight decrease in overall turnover from 16.9% in 4Q23 to 16.6% in 2Q24

Enhanced our Employee Stock Purchase Plan **(ESPP)**, allowing eligible employees to buy shares with a **15% Bank match**

Initiated an **Employee Viewpoints Check-in** in 2Q24. Fifth Third is committed to monitoring the employee experience, with a focus on career growth and development

Enhanced the **Development Planning tool** within Workday; the first of many to help employees map their career journey

Strengthening our communities

>$209MM in lending, investments, and philanthropy towards Empowering Black Futures Neighborhood Investment Program[3,8]

>$370MM provided in community development lending and investment

>$7.6MM in total charitable giving[9]

>41K hours of community service

"Outstanding" rating on most recent Community Reinvestment Act performance evaluation from the Office of the Comptroller of Currency[10]

Fifth Third is committed to supporting customers, communities and employees

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© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 50

A recognized leader in sustainability among peers

Actions Demonstrating Leadership

2023 Sustainability report
Aligned with industry standards and frameworks, including SASB and GRI, available on ir.53.com

Executive compensation tied to sustainability priorities
Sustainability & Stewardship Assessment modifier in 2023 Variable Compensation Plan

Office of sustainability
Leading comprehensive environmental, social and governance strategy, which includes the Bank's climate strategy and sustainable finance initiatives

10-year $100BN Environmental & Social Finance Target
Expansion of the original $8BN renewable energy goal achieved in June 2022

Dividend Finance
A leading fintech point-of-sale (POS) lender, providing financing solutions for residential renewable energy and sustainability-focused home improvement

$250,000 donation for disaster relief
To Red Cross, United Way through Fifth Third Foundation in addition to other assistance programs

Operational sustainability goals
Announced six new operational sustainability targets to be achieved by 2030, including Scope 1 and 2 GHG emissions reduction of 75%

Third-party recognitions

2024 World's Most Ethical Companies® – Ethisphere

TIME Best Companies for Future Leaders 2024 – statista

Bloomberg Gender-Equality Index 2023

America's Most Responsible Companies 2024 – Newsweek – statista

Best Employers for Diversity – Forbes 2023 – Powered by Statista

America's Most JUST Companies 2024 – Proud to be one of America's most JUST companies

The Banker – Bank of the Year 2023 – US

Fortune – World's Most Admired Companies 2024

USA Today – Top Work Places 2024 – USA

Bank On
For Express Banking account

Human Rights Campaign
Perfect 100% Score
Human Rights Campaign Corporate Equity index for eighth consecutive year

"OUTSTANDING"
Received highest overall rating possible on most recent Community Reinvestment Act performance evaluation from the Office of the Comptroller of Currency, including each of the three tests: Lending, Investment, Service.[4]

MSCI	S&P Global	ESG Risk Rating[2]	CSRHub	SSGA	Moody's
ESG Rating	ESG Score		ESG Ranking	R-Factor Score	ESG Assessment Score
August 2023	*Corporate Sustainability Assessment*	*January 2023*	*July 2024*	*June 2024*	*June 2023*
A	51/100	Low Risk	93rd percentile	Leader	47/100
Third consecutive year	*Top quartile among peers[1]*	*Top quartile among peers[1]*	*Top quartile among peers[1]*	*Top 10% among Commercial Banks*	*Top performer among peers[3]*

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© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 50

Intentionally diversifying fee revenue to perform well in any environment

Fee revenue mix is well-diversified

LTM 2Q24 adjusted noninterest income mix[2,3]


Other noninterest income
6%
Wealth & Asset Management
20%
Commercial Payments[1]
19%
Capital Markets
14%
Card and processing revenue
14%
Mortgage banking revenue
8%
Other Commercial banking revenue
7%
Leasing business revenue
7%
Consumer deposit fees
5%
LTM 2Q24 Adjusted Noninterest Income
$2.9BN

Fee contribution as a percent of revenue stands out favorably relative to peers

Adjusted noninterest income as a percent of adjusted revenue[3]


34%
27%
Peer Median
LTM 2Q24
LTM 1Q24

- Total adjusted fee revenue accounted for ~34% of total adjusted revenue for the last twelve months ending 6/30/24
- Focused on diversified revenue to lessen cyclical impacts, with success in Wealth & Asset Management, Capital Markets, and Commercial Payments

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 50

22

© Fifth Third Bancorp | All Rights Reserved Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 0% 2% 4% 6% 8% 10% (15%) (10%) (5%) 0% 5% 10% 15% Peer 1 Peer 4 Peer 6 Peer 7 Peer 9 Peer 10 Peer 11 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% (80%) (60%) (40%) (20%) 0% 20% 40% 60% Significant fee scale with strong organic growth 23 Commercial payments business Median is the intersect • Best-in-class product penetration while generating solid growth • Expect strong growth in commercial payments and wealth and asset management businesses through the second half of 2024 4 C a p it a l m a r k e t s h e d g in g r e v e n u e 2 a s a % o f a d j u s t e d r e v e n u e 1 Q 2 4 L T M u n l e s s o t h e r w i s e n o t e d Change in capital markets hedging revenue 2 1Q24 LTM vs. 1Q23 LTM unless otherwise noted Wealth & asset management business Capital markets hedging business Median is the intersect Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 Peer 10 Peer 11 0% 1% 2% 3% 4% 5% 6% (15%) (10%) (5%) 0% 5% 10% 15% 20% C o m m e r c ia l p a y m e n t s r e v e n u e 1 a s a % o f a d j u s t e d r e v e n u e 1 Q 2 4 L T M u n l e s s o t h e r w i s e n o t e d Change in commercial payments revenue 1 1Q24 LTM vs. 1Q23 LTM unless otherwise noted W e a lt h & a s s e t m g m t . r e v e n u e 3 a s a % o f a d j u s t e d r e v e n u e 1 Q 2 4 L T M u n l e s s o t h e r w i s e n o t e d Change in wealth & asset mgmt. revenue 3 1Q24 LTM vs. 1Q23 LTM unless otherwise noted Median is the intersect FITB 1Q24 LTM 2Q24 LTM FITB 1Q24 LTM 2Q24 LTM FITB 1Q24 LTM 2Q24 LTM For end note descriptions, see end note summary starting on page 50

Mortgage banking results

Mortgage banking net revenue

$ in millions



Origination fees and gains on loan sale
Gross servicing fees
Net MSR Valuation
MSR decay
$80
$22
($3)
($40)
$79
$19
($2)
($39)
$2
$79
$20
($35)
$78
$14
($5)
($33)
$78
$18
($6)
($40)
2Q23
3Q23
4Q23
1Q24
2Q24

	2Q23	3Q23	4Q23	1Q24	2Q24
Mortgage banking net revenue	$59	$57	$66	$54	$50

Mortgage originations and margins

$ in billions



Originations HFS
Originations HFI
$1.7
$0.5
$1.2
$1.5
$0.3
$1.2
$1.0
$0.2
$0.8
$1.1
$0.4
$0.7
$1.6
$0.6
$1.0
2Q23
3Q23
4Q23
1Q24
2Q24

	2Q23	3Q23	4Q23	1Q24	2Q24
Rate lock margin	1.52%	1.45%	1.34%	1.53%	1.30%
Gain-on-sale margin	1.71%	1.82%	1.29%	1.68%	1.48%

***Rate lock margin** represents gains recorded associated with salable rate locks divided by salable rate locks.*
***Gain-on-sale** margin represents gains on all loans originated for sale divided by salable originations.*

- Mortgage banking net revenue decreased $4 million from the prior quarter, primarily reflecting an increase in MSR asset decay, partially offset by an increase in origination fees and gains on loan sales
- $1.6 billion in originations, up 47% from the prior quarter and down 6% compared to the year-ago quarter; ~85% purchase volume

© Fifth Third Bancorp | All Rights Reserved

Note: totals shown above may not foot due to rounding

24

High quality Shared National Credit portfolio

Shared National Credit portfolio is well diversified

$ in billions; as of 6/30/24



SNC portfolio
$31.9BN
~27% of total loans
Industry mix
Retail 18%
Financial services 17%
Manufacturing 10%
Energy 9%
TMT 9%
Rental & Leasing 8%
Wholesale trade 8%
Other industries 21%

- Reduced balances 12% compared to 2Q23
- ~40% of SNC balances are investment grade equivalent borrowers; independently underwrite each transaction
- Lead left / lead right on ~50% of relationships
- Crits and NPAs are consistent or lower than the rest of commercial portfolio over a multi-year period

Note: totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved

25

© Fifth Third Bancorp | All Rights Reserved 41% 37% 36% 30% 26% 22% 17% 16% 16% 15% 14% 14% 14% 13% Peer 12 Peer 11 Peer 10 Peer 9 Peer 8 Peer 7 Peer 6 Peer 5 Peer 4 Peer 3 Peer 2 Peer 1 CRE portfolio is well-positioned 26 Comparing CRE portfolios relative to peers As of 3/31/24 unless otherwise noted CRE loans 1 / total loans Among the lowest CRE concentration relative to peers with strong credit quality 276% 232% 188% 179% 142% 136% 98% 89% 88% 84% 81% 80% 73% 72% Peer 12 Peer 11 Peer 9 Peer 10 Peer 8 Peer 7 Peer 4 Peer 6 Peer 3 Peer 5 Peer 1 Peer 2 CRE loans 1 / total capital CRE criticized asset ratio 2 1 Q 2 4 C R E c r i t i c i z e d a s s e t r a t i o In t e r s e c t i s p e e r m e d i a n Peer 7 Peer 10Peer 8 Peer 11 Peer 4 Peer 5 Peer 9 Peer 2 Peer 3 Peer 6 Peer 1 Peer 12 0% 5% 10% 15% 20% 25% 30% 0% 2% 4% 6% 8% 10% 12% Change in CRE criticized asset ratio 1Q24 vs. 1Q23 FITB 1Q24 crit ratio 2Q24 crit ratio FITB 1Q24 FITB 2Q24 FITB 1Q24 FITB 2Q24 For end note descriptions, see end note summary starting on page 50

© Fifth Third Bancorp | All Rights Reserved Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 7% 8% 9% 10% 11% 12% 13% 14% 0% 1% 2% 3% 4% 5% 6% Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 7% 8% 9% 10% 11% 12% 13% 14% 5% 10% 15% 20% 25% 30% Fed stress test CRE loss rate comparison vs. peers 27 2024 Fed stress test loss rate 1 vs. CRE criticized asset ratio Median is the intersect 2 0 2 4 F e d s t r e s s t e s t C R E l o s s r a t e 2008 – 2009 CRE loss rate 2024 Fed stress test loss rate 1 vs. 2008 - 2009 loss rate 2 Median is the intersect 1Q24 CRE criticized asset ratio 2 0 2 4 F e d s t r e s s t e s t C R E l o s s r a t e FITB 1Q24 crit ratio 2Q24 crit ratio Median 3.1% Median 9.8% Median 9.8% Median 14.0% For end note descriptions, see end note summary starting on page 50

Limited non-owner occupied exposure with very strong credit quality

Non-owner occupied CRE represents <10% of total loans

As of 6/30/24


Total Bancorp loans
$117BN

$ billions	$ balance	% of total loans	LTM NCO %	NPLs / loans
Multifamily	$3.5	3.0%	0.00%	0.00%
Hospitality	1.4	1.2	0.00	0.00
Industrial	1.4	1.2	0.00	0.00
Office	**1.2**	**1.0**	**0.02**	**0.18**
Retail	1.2	1.0	0.00	0.01
Medical Office	0.7	0.6	0.00	0.00
Other	1.5	1.3	(0.16)	0.04
Total non-owner occupied CRE	**$11.0**	**9.4%**	**(0.02%)**	**0.03%**

Office CRE portfolio stats

As of 2Q24; Non-owner occupied

		vs. PQ
Average loan commitment	$11.3 million	3%
NCOs / average loans (LTM)	0.02%	0.02%
Delinquencies / loans	0.00%	(0.21)%
NPL / loans	0.18%	0.01%
Criticized loans / loans	7.5%	0.1%

Additional non-owner occupied office CRE metrics

- Office CRE of $1.2BN represents 1.0% of total loans
- LTV range of 55 – 60% at origination; focus on disciplined regional and national clients with longstanding relationships
- Average commit of $11.3MM; conservative underwriting limiting amount of credit extended
- Currently not pursuing new Office CRE originations

28

© Fifth Third Bancorp | All Rights Reserved

Totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved 2Q23 3Q23 4Q23 1Q24 2Q24 Balance, beginning of period $334 $345 $281 $326 $372 Transfers to nonaccrual status 185 53 93 108 51 Transfers to accrual status (58) — — (1) — Transfers to held for sale (4) (6) — (3) — Loan paydowns/payoffs (77) (39) (20) (18) (66) Transfer to OREO — — — — — Charge-offs (35) (72) (30) (40) (83) Draws/other extensions of credit — — 2 — — Balance, end of period $345 $281 $326 $372 $274 2Q23 3Q23 4Q23 1Q24 2Q24 Balance, beginning of period $259 $284 $289 $323 $336 Transfers to nonaccrual status 122 107 141 111 94 Transfers to accrual status (30) (27) (24) (22) (26) Transfers to held for sale — — — — — Loan paydowns/payoffs (23) (28) (26) (23) (23) Transfer to OREO (4) (5) (7) (5) (4) Charge-offs (41) (43) (52) (49) (46) Draws/other extensions of credit 1 1 2 1 1 Balance, end of period $284 $289 $323 $336 $332 NPL 1 Rollforward Commercial Consumer $ in millions $ in millions $ in millions For end note descriptions, see end note summary starting on page 50 29 Total NPL $629 $570 $649 $708 $606 Total new nonaccrual loans - HFI $307 $160 $234 $219 $145 Total NPL

© Fifth Third Bancorp | All Rights Reserved 2Q23 1Q24 2Q24 NCO ratio 1 0.16% 0.19% 0.45% 30-89 Delinquencies 0.16% 0.15% 0.09% 90+ Delinquencies 0.03% 0.02% 0.01% Nonperforming Loans 2 0.45% 0.52% 0.38% 30 Portfolio loans and leases $ in billions Period-end QoQ change Average QoQ change Key statistics Total commercial portfolio overview For end note descriptions, see end note summary starting on page 50; totals shown above may not foot due to rounding 0.4% (1.8%) (2.8%) (1.9%) (0.8%) (1.1%) (1.6%) (3.2%) (1.1%) (0.2%) Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 2Q23 1Q24 2Q24 NCO ratio 1 0.22% 0.27% 0.61% 30-89 Delinquencies 0.13% 0.12% 0.03% 90+ Delinquencies 0.01% 0.02% 0.01% Nonperforming Loans 2 0.57% 0.64% 0.45% 31 Portfolio loans $ in billions Period-end QoQ change Average QoQ change Key statistics Revolving Line Utilization Trend 3 Commercial & industrial overview For end note descriptions, see end note summary starting on page 50; totals shown above may not foot due to rounding — (2.0%) (4.2%) (2.7%) (1.6%) (1.4%) (1.9%) (4.5%) (2.0%) (0.7%) Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 2Q23 1Q24 2Q24 NCO ratio 1 0.00% 0.00% 0.01% 30-89 Delinquencies 0.17% 0.15% 0.18% 90+ Delinquencies 0.12% 0.00% 0.01% Nonperforming Loans 2 0.13% 0.23% 0.23% Commercial real estate overview CRE Mortgage Balance by occupancy CRE Construction Balance by property type Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 50; totals shown above may not foot due to rounding $ in billions 0.1% (0.5%) 1.2% 1.4% 0.6% 1.7% (0.9%) 1.9% — 1.2% Multifamily OtherRetail Hospitality Office IndustrialHome Builder Non-Owner Occupied Owner Occupied Multifamily 19% Retail 19% Hospitality 18% Office 16% Medical Office 12% Industrial 9% Non-owner occupied property type mix 32 Other 6%

© Fifth Third Bancorp | All Rights Reserved 2Q23 1Q24 2Q24 NCO ratio 1 0.50% 0.67% 0.57% 30-89 Delinquencies 0.48% 0.52% 0.52% 90+ Delinquencies 0.05% 0.05% 0.06% Nonperforming Loans 2 0.62% 0.75% 0.74% Weighted average FICO at origination 3 765 766 766 Weighted average LTV at origination 78% 78% 79% Total consumer portfolio overview 33 Portfolio FICO score at origination 3 $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 50; totals shown above may not foot due to rounding 0.5% (0.7%) (1.4%) (0.2%) 0.3% (0.2%) (1.2%) (1.1%) 0.2% 0.5% 750+720-749<660 660-719 2% Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 2Q23 1Q24 2Q24 NCO ratio 1 0.00% (0.01%) (0.01%) 30-89 Delinquencies 0.11% 0.14% 0.15% 90+ Delinquencies 0.04% 0.03% 0.05% Nonperforming Loans 2 0.78% 0.81% 0.76% Weighted average FICO at origination 3 764 764 764 Weighted average LTV at origination 71% 72% 73% Residential Mortgage overview 34 Portfolio FICO score at origination 3 $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 50; totals shown above may not foot due to rounding (0.4%) (0.7%) (1.6%) (0.9%) 0.2% (0.6%) (1.2%) (1.5%) (0.2%) 0.3% 750+720-749<660 660-719 3% Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 2Q23 1Q24 2Q24 NCO ratio 1 0.06% 0.03% (0.05%) 30-89 Delinquencies 0.61% 0.64% 0.66% 90+ Delinquencies 0.03% 0.00% 0.00% Nonperforming Loans 2 1.56% 1.55% 1.54% Weighted average FICO at origination 3 767 767 768 Weighted average LTV at origination 67% 67% 67% Home equity overview 35 Portfolio FICO score at origination 3 $ in billions Portfolio balances Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 50; totals shown above may not foot due to rounding (1.7%) (1.0%) 0.2% 0.7% (0.1%) (1.2%) (0.3%) 0.5% (0.8%) 2.2% 750+720-749<660 660-719 1% Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 2Q23 1Q24 2Q24 NCO ratio 1 0.38% 0.64% 0.46% 30-89 Delinquencies 0.76% 0.82% 0.83% Nonperforming Loans 2 0.14% 0.21% 0.23% Indirect secured consumer overview 36 Portfolio FICO score at origination Includes primarily RV & Marine $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 50; totals shown above may not foot due to rounding 1% (1.9%) (3.0%) (4.2%) 0.3% 1.3% (2.3%) (4.1%) (3.0%) 2.3% 0.9% 750+720-749<660 660-719 Period-endAverage Weighted average FICO at origination 3 768 769 770 Weighted average LTV at origination 88% 88% 88%

© Fifth Third Bancorp | All Rights Reserved 2Q23 1Q24 2Q24 NCO ratio 1 3.61% 4.19% 3.98% 30-89 Delinquencies 1.10% 1.09% 1.10% 90+ Delinquencies 0.94% 1.09% 0.98% Nonperforming Loans 2 1.65% 1.84% 1.79% Credit card overview 37 Portfolio FICO score at origination 3 750+720-749<660 660-719 $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 50; totals shown above may not foot due to rounding 0.2% 1.4% 1.2% (3.1%) (2.5%) 3.2% (0.1%) 2.6% (6.9%) (0.2%) Weighted average FICO at origination 3 742 743 743 4% Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 2Q23 1Q24 2Q24 NCO ratio 1 0.95% 1.31% 1.25% 30-89 Delinquencies 0.27% 0.36% 0.33% Nonperforming Loans 2 0.84% 1.68% 1.67% Weighted average FICO at origination 3 769 771 772 Solar energy installation overview 38 Portfolio FICO score at origination $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 50; totals shown above may not foot due to rounding 28.5% 16.4% 11.9% 4.5% 3.2% 22.6% 14.3% 10.2% 3.8% 2.1% 750+720-749660-719 Period-endAverage

Balance sheet positioning

Commercial loans[1,2]

$19.3BN fixed | $52.5BN variable [1,2]

- 1M based: 49% [5,8]
- 3M based: 7% [5,8]
- Prime & O/N based: 17% [5,8]
- Other based: 1% [5,7,8]
- Weighted avg. life: 1.7 years [1]



72%
16%
8%
4%

C&I	27% Fix | 73% Variable
Coml. mortgage	21% Fix | 79% Variable
Coml. construction	2% Fix | 98% Variable
Coml. lease	100% Fix | 0% Variable

Consumer loans[1]

$38.6BN fixed | $6.2BN variable [1]

- 1M based: 1% [6,8]
- Prime: 12% [6]
- Other based: 1% [6,8,9]
- Weighted avg. life: 3.95 years[1]



35%
38%
9%
15%
3%

Auto/Indirect	100% Fix | 0% Variable
Resi mtg.& construction	96% Fix | 4% Variable
Home equity	10% Fix | 90% Variable
Other	86% Fix | 14% Variable
Credit card	39% Fix | 61% Variable

Investment portfolio

- 58% allocation to bullet/locked-out cash flow securities
- AFS & HTM spot yield: 3.21% [4]
- AFS net unrealized pre-tax loss: $4.6BN



27%
54%
19%

Level 1	77% Fix | 23% Variable
Level 2A	100% Fix | —% Variable
Non-HQLA/ Other	87% Fix | 13%Variable

Includes $4.8BN non-agency CMBS (All super-senior, AAA-rated securities; 59.3% WA LTV, ~39% WA credit enhancement)

Long-term debt [3]

$10.3BN fixed | $6BN variable [3]

- SOFR based: 37%
- Weighted avg. life: 4 years



62%
11%
6%
21%

Senior debt	50% Fix | 50% Variable
Sub debt	59% Fix | 41% Variable
Auto securiz. proceeds	85% Fix | 15% Variable
Other	98% Fix | 2% Variable

The information above incorporates the impact of $8BN in C&I receive-fixed swaps and ~$6BN fair value hedges associated with long-term debt (receive-fixed swaps)

39

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 50; totals shown above may not foot due to rounding

Strong liquidity profile

Unsecured debt maturities

$ millions – excl. Retail Brokered & Institutional CDs



$4,912
$2,500
$1,850
$2,050
$750
$0
2024
2025
2026
2027
2028
2029 on
Fifth Third Bancorp
Fifth Third Bank
Fifth Third Financial Corp

Composition of deposits by segment

Period-end as of 6/30/24



6%
39%
55%
Consumer and Small Business Banking
Commercial Banking
Wealth & Asset Management

Holding company:

- Holding Company cash as of June 30, 2024: $4.7BN
- Cash on hand at Holding Company currently sufficient to satisfy all fixed obligations for ~34 months (debt maturities, common and preferred dividends, interest, and other expenses)
- The Holding Company did not issue or have long-term debt maturities in 2Q24

Bank entity:

- The Bank did not issue or have long-term debt maturities in 2Q24
- Available and contingent borrowing capacity (2Q24):
  - FHLB ~$9.56BN available, ~$17.0BN total
  - Federal Reserve Discount Window ~$56.93BN

© Fifth Third Bancorp | All Rights Reserved

40

Managing rate risk against conservative outcomes

Estimated NII sensitivity profile and ALCO policy limits

	% Change NII (FTE)		ALCO policy limit	
Change in interest rates (bps)	12 months	13 to 24 months	12 months	13 to 24 months
+200 Ramp over 12 months	(3.3%)	(4.6%)	(5.0%)	(6.0%)
+100 Ramp over 12 months	(1.7%)	(2.2%)	NA	NA
-100 Ramp over 12 months	0.5%	0.1%	NA	NA
-200 Ramp over 12 months	0.9%	(0.4%)	(5.0%)	(6.0%)

Estimated NII beta sensitivity

	5% Higher Beta		5% Lower Beta	
Change in interest rates (bps)	12 months	13 to 24 months	12 months	13 to 24 months
+200 Ramp over 12 months	(3.8%)	(5.4%)	(2.4%)	(2.9%)
+100 Ramp over 12 months	(1.9%)	(2.6%)	(1.2%)	(1.3%)
-100 Ramp over 12 months	0.6%	0.3%	0.2%	(0.5%)
-200 Ramp over 12 months	1.1%	0.2%	0.2%	(1.7%)

Estimated NII sensitivity with demand deposit balance changes

	% Change in NII (FTE)			
	$1BN balance decline		$1BN balance increase	
Change in interest rates (bps)	12 months	13 to 24 months	12 months	13 to 24 months
+200 Ramp over 12 months	(4.4%)	(5.7%)	(2.3%)	(3.5%)
+100 Ramp over 12 months	(2.6%)	(3.2%)	(0.7%)	(1.2%)
-100 Ramp over 12 months	(0.3%)	(0.6%)	1.3%	0.8%
-200 Ramp over 12 months	0.2%	(0.9%)	1.6%	0.1%

Rate Risk models assume approximately 75-80% effective up betas and 65-70% down betas in our baseline NII sensitivity used in IRR simulations[1,2]

- Models are calibrated to performance in prior rate cycles
- Additionally, rate risk measures assume no deposit re-pricing lags and $350MM of DDA runoff per 100 bps of rate hikes

As of June 30, 2024:

- 50% of HFI loans were variable rate net of existing hedges (73% of total commercial; 14% of total consumer)
- Short-term borrowings represent only 2% of total funding
- Approximately $13.4BN in non-core funding matures beyond one year

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 50

41

© Fifth Third Bancorp | All Rights Reserved Classification: Internal Use • Includes accounts expected to reprice with market rates and time deposits ‒ ~75% of total CDs $250K or less will mature by 12/31/24 • Beta in falling rate environment: 80 – 100% • Accounts with an intermediate rate • Beta in falling rate environment: 35 – 45% 42 Interest-bearing deposit mix Stable deposit portfolio well positioned for lower rates Low beta / low cost 1 Mid-beta / mid-cost 2 Market priced & time deposits 3 Interest-bearing deposit mix As of 6/30/24 $126BN Including: • ~$35BN of indexed deposits • $9.8BN of CDs $250K or less • $4.1BN of CDs $250K+ • Mostly low-rate and stable consumer & relationship-based deposits • Beta in falling rate environment: ~0% For end note descriptions, see end note summary starting on page 50

Investment portfolio composition

Securities portfolio

AFS and HTM portfolio; amortized cost basis; as of 6/30/24



HTM
21%
Securities portfolio
$55BN
~28% of interest earning assets
AFS
79%

	Securities mix					Effective duration
	Agency CMBS	Agency RMBS	Non-agency CMBS	Treasuries	Other	
HTM	35%	44%	—	20%	—	5.8
AFS	56%	13%	11%	8%	12%	4.0
Total	**51%**	**19%**	**9%**	**11%**	**10%**	**4.4**

Totals shown above may not foot due to rounding

Investment portfolio characteristics

Amortized cost basis; as of 6/30/24

Held-to-maturity portfolio

- $11.4BN portfolio
- Reclassification during 1Q24 aimed to de-risk potential AOCI volatility to capital under proposed capital rules
- Securities selected for HTM meet Reg YY eligibility and inclusion requirements

Available-for-sale portfolio

- $43.6BN portfolio
- $5BN Non-agency CMBS portfolio
  - All positions are super-senior AAA rated with WA credit enhancement of 39%
  - Securities are 20% risk-weighted and are pledgeable to the FHLB
  - Underlying loans in our structures have a WA LTV of ~60%
  - Credit risk team analyzes transactions at the underlying property-level, similar to what we do for all our CRE loan commitments
    - Leverage analytical tools with over 40+ years of historical data to stress the securities at an individual property level on a recurring bases, including significant market distress in real estate valuations

© Fifth Third Bancorp | All Rights Reserved

43

Classification: Internal Use © Fifth Third Bancorp | All Rights Reserved Securities portfolio AOCI accretion 44 Projected AOCI accretion 1 $ in billions; 6/30/24 AFS and HTM portfolio unrealized loss, after-tax For end note descriptions, see end note summary starting on page 50; totals shown above may not foot due to rounding ~62% capital accretion ~26% capital accretion Assuming implied forward curve 2 Assuming static rates ~57% capital accretion ~21% capital accretion

© Fifth Third Bancorp | All Rights Reserved Cash flow hedges ($3BN @ 2.25% 1- month LIBOR strike) 2 Floors and receive-fixed swaps 1 EOP notional value of cash flow hedges ($ in billions) Actual For end note descriptions, see end note summary starting on page 50 45 Floors Forward starting receive-fixed swaps 3 Existing receive-fixed swaps 4 weighted average receive fixed rate (swaps only) 3.32%3.05%3.02% 3.17% 3.19% 3.27% 3.29% 3.44% 5 3.03% 6

Preferred dividend schedule

Upcoming preferred dividend schedule[1]

$ in millions	3Q24	4Q24	1Q25	2Q25
Series H *Floating[2]*	~$13	~$13	~$12	~$12
Series I *Floating[2]*	~$11	~$10	~$10	~$10
Series J *Floating[2]*	~$7	~$7	~$6	~$6
Series K	~$3	~$3	~$3	~$3
Series L	~$4	~$4	~$4	~$4
Class B Series A	~$3	~$3	~$3	~$3
Total	**~$41**	**~$40**	**~$38**	**~$38**

46

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 50; totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved 2Q24 adjustments and notable items Adjusted EPS of $0.86 1 For end note descriptions, see end note summary starting on page 50 47 2Q24 reported EPS of $0.81 included a negative $0.05 impact from the following notable items: • $23 million pre-tax (~$18 million after-tax 2 ) charge related to the valuation of the Visa total return swap • $18 million pre-tax (~$14 million after-tax 2,3 ) charge related to legal settlements and remediations • $6 million pre-tax (~$5 million after-tax 2 ) charge related to FDIC special assessment

Non-GAAP reconciliation

Fifth Third Bancorp and Subsidiaries $ and shares in millions (unaudited)	For the Three Months Ended June 2024	March 2024	December 2023	September 2023	June 2023
Net income (U.S. GAAP) (a)	**$601**	**$520**	**$530**	**$660**	**$601**
Net income (U.S. GAAP) (annualized) (b)	**$2,417**	**$2,091**	**$2,103**	**$2,618**	**$2,411**
Net income available to common shareholders (U.S. GAAP) (c)	**$561**	**$480**	**$492**	**$623**	**$562**
Add: Intangible amortization, net of tax	7	8	8	8	8
Tangible net income available to common shareholders (d)	**$568**	**$488**	**$500**	**$631**	**$570**
Tangible net income available to common shareholders (annualized) (e)	**$2,284**	**$1,963**	**$1,984**	**$2,503**	**$2,286**
Net income available to common shareholders (annualized) (f)	**$2,256**	**$1,931**	**$1,952**	**$2,471**	**$2,254**
Average Bancorp shareholders' equity (U.S. GAAP) (g)	**$18,707**	**$18,727**	**$17,201**	**$17,305**	**$18,344**
Less: Average preferred stock (h)	**(2,116)**	**(2,116)**	**(2,116)**	**(2,116)**	**(2,116)**
Average goodwill	(4,918)	(4,918)	(4,919)	(4,919)	(4,919)
Average intangible assets and other servicing rights	(111)	(121)	(130)	(141)	(152)
Average tangible common equity (i)	**$11,562**	**$11,572**	**$10,036**	**$10,129**	**$11,157**
Less: Average accumulated other comprehensive income ("AOCI")	5,278	4,938	6,244	5,835	4,480
Average tangible common equity, excluding AOCI (j)	**$16,840**	**$16,510**	**$16,280**	**$15,964**	**$15,637**
Adjustments (pre-tax items)					
Valuation of Visa total return swap	23	17	22	10	30
Legal settlements and remediations	18	19	—	—	12
FDIC special assessment	6	33	224	—	—
Fifth Third Foundation contribution	—	—	15	—	—
Restructuring severance expense	—	—	5	—	12
Adjustments - after-tax[1,2] (k)	**$37**	**$55**	**$205**	**$8**	**$43**
Adjustments (tax related items)					
Tax benefit associated with resolution of certain acquisition related tax matters	—	—	(17)	—	—
Adjustments (tax related items) (l)	—	—	**(17)**	—	—
Adjusted net income [(a) + (k)+ (l)]	**$638**	**$575**	**$718**	**$668**	**$644**
Adjusted net income (annualized) (m)	**$2,566**	**$2,313**	**$2,849**	**$2,650**	**$2,583**
Adjusted net income available to common shareholders [(c) + (k) + (l)]	**$598**	**$535**	**$680**	**$631**	**$605**
Adjusted net income available to common shareholders (annualized) (n)	**$2,405**	**$2,152**	**$2,698**	**$2,503**	**$2,427**
Adjusted tangible net income available to common shareholders [(d) + (k) + (l)]	**605**	**$543**	**$688**	**$639**	**$613**
Adjusted tangible net income available to common shareholders (annualized) (o)	**$2,433**	**$2,184**	**$2,730**	**$2,535**	**$2,459**
Average assets (p)	**$212,475**	**$213,203**	**$214,057**	**$208,385**	**$206,079**
Metrics:					
Return on assets (b) / (p)	1.14%	0.98%	0.98%	1.26%	1.17%
Adjusted return on assets (m) / (p)	1.21%	1.08%	1.33%	1.27%	1.25%
Return on average common equity (f) / [(g) + (h)]	13.6%	11.6%	12.9%	16.3%	13.9%
Adjusted return on average common equity (n) / [(g) + (h)]	14.5%	13.0%	17.9%	16.5%	15.0%
Return on average tangible common equity (e) / (i)	19.8%	17.0%	19.8%	24.7%	20.5%
Adjusted return on average tangible common equity (o) / (i)	21.0%	18.9%	27.2%	25.0%	22.0%
Adjusted return on average tangible common equity, excluding AOCI (o) / (j)	14.4%	13.2%	16.8%	15.9%	15.7%

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 50; totals shown above may not foot due to rounding

48

Non-GAAP reconciliation

Fifth Third Bancorp and Subsidiaries $ and shares in millions (unaudited)	For Three Months Ended June 2024	March 2024	December 2023	September 2023	June 2023
Average interest-earning assets (a)	**$194,499**	**$195,349**	**$198,166**	**$192,216**	**$189,060**
Net interest income (U.S. GAAP) (b)	$1,387	$1,384	$1,416	$1,438	$1,457
Add: Taxable equivalent adjustment	6	6	7	7	6
Net interest income (FTE) (c)	**$1,393**	**$1,390**	**$1,423**	**$1,445**	**$1,463**
Legal settlements and remediations	5	—	—	—	—
Adjusted net interest income (FTE) (d)	**$1,398**	**$1,390**	**$1,423**	**$1,445**	**$1,463**
Net interest income (FTE) (annualized) (e)	**$5,603**	**$5,592**	**$5,646**	**$5,732**	**$5,868**
Adjusted net interest income (FTE) (annualized) (f)	**$5,623**	**$5,591**	**$5,645**	**$5,732**	**$5,868**
Noninterest income (U.S. GAAP) (g)	**$695**	**$710**	**$744**	**$715**	**$726**
Valuation of Visa total return swap	23	17	22	10	30
Legal settlements and remediations	2	—	—	—	—
Adjusted noninterest income (h)	**$720**	**$727**	**$766**	**$725**	**$756**
Add: Securities (gains)/losses	(3)	(10)	(15)	7	(7)
Adjusted noninterest income, (excl. securities (gains)/losses)	**$717**	**$717**	**$751**	**$732**	**$749**
Noninterest expense (U.S. GAAP) (i)	**$1,221**	**$1,342**	**$1,455**	**$1,188**	**$1,231**
Legal settlements and remediations	(11)	(19)	—	—	(12)
FDIC Special Assessment	(6)	(33)	(224)	—	—
Fifth Third Foundation contribution	—	—	(15)	—	—
Restructuring severance expense	—	—	(5)	—	(12)
Adjusted noninterest expense (j)	**$1,204**	**$1,290**	**$1,211**	**$1,188**	**$1,207**
Metrics:					
Revenue (FTE) (c) + (g)	**2,088**	**2,100**	**2,167**	**2,160**	**2,189**
Adjusted revenue (d) + (h)	**2,118**	**2,117**	**2,189**	**2,170**	**2,219**
Pre-provision net revenue [(c) + (g) - (i)]	**867**	**758**	**712**	**972**	**958**
Adjusted pre-provision net revenue [(d) + (h) - (j)]	**914**	**827**	**978**	**982**	**1,012**
Net interest margin (FTE) (e) / (a)	**2.88%**	**2.86%**	**2.85%**	**2.98%**	**3.10%**
Adjusted net interest margin (FTE) (f) / (a)	**2.89%**	**2.86%**	**2.85%**	**2.98%**	**3.10%**
Efficiency ratio (FTE) (i) / [(c) + (g)]	**58.5%**	**63.9%**	**67.2%**	**55.0%**	**56.2%**
Adjusted efficiency ratio (j) / [(d) + (h)]	**56.8%**	**60.9%**	**55.3%**	**54.7%**	**54.4%**

For end note descriptions, see end note summary starting on page 50; totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved

49

© Fifth Third Bancorp | All Rights Reserved Slide 3 end notes 1. Reported ROTCE, NIM, pre-provision net revenue, and efficiency ratio are non-GAAP measures: all adjusted figures are non-GAAP measures; see reconciliation on pages 48 and 49 of this presentation and the use of non-GAAP measures on pages 27-29 of the earnings release. 2. Current period regulatory capital ratios are estimated. Slide 4 end notes 1. Non-GAAP measure: see reconciliation on pages 48 and 49 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release. 2. Return on tangible common equity excludes AOCI; Certain peers excluded due to limited data. Slide 5 end notes 1. Results are on a fully-taxable equivalent basis; non-GAAP measure: see reconciliation on pages 48 and 49 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 6 end notes 1. Non-GAAP measure: see reconciliation on pages 48 and 49 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 7 end notes 1. Non-GAAP measure: see reconciliation on pages 48 and 49 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 8 end notes 1. Includes taxable and tax-exempt securities. Slide 10 end notes 1. Insured by FDIC product type. 2. Data sourced from S&P Global Market Intelligence with deposits per branch capped at $250MM per June 2023 FDIC data; Midwest and Southeast rankings represent in footprint deposit market share. 3. See forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 27-29 of the earnings release. 4. Pro-forma mix including the impact of the MB acquisition. Slide 11 end notes Note: S&P Global Market Intelligence and company filings. 1. Represents percentage of deposits (capped at $1billion) of MSA total deposit rankings. Slide 12 end notes 1. Excludes HFS loans. Slide 13 end notes 1. 2Q24 commercial and consumer portfolio make up ~$88M and ~$49M, respectively, of the total reserve for unfunded commitment. Slide 14 end notes 1. Current period regulatory capital ratios are estimated. Slide 15 end notes 1. Non-GAAP measure: see forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 16 end notes 1. Non-GAAP measure: see forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 27-29 of the earnings release. 50 Earnings presentation end notes

© Fifth Third Bancorp | All Rights Reserved Earnings presentation end notes Slide 18 end notes Note: Assets, deposits, and branches as of 6/30/24. 1. Rankings as of 3/31/24 and consist of US commercial banks and exclude foreign, trust, & traditional investment banks. 2. Includes MSAs with $5BN+ in deposits on a capped basis (deposits per branch capped at $250MM per June 2023 FDIC data). 3. Data sourced from S&P Global Market Intelligence. 4. Deposits per branch capped at $250MM per June 2023 FDIC data; Midwest and Southeast rankings represent in footprint deposit market share. 5. Source: 2023 Cash Management Services Survey administered by EY. Slide 20 end notes Data is for 2Q24, unless otherwise noted 1. Data from 1/1/2021 through 6/30/2024. 2. The timeframe for $2.8BN commitment to Accelerate Racial Equity, Equality and Inclusion initiative was from 1/1/21 – 12/31/23. 3. The timeframe for $180MM Empowering Black Futures Neighborhood Investment Program is from 6/1/21 – 12/31/2025. 4. Representing ethnicity or gender. 5. For Scope 1, Scope 2 and business travel under Scope 3 emissions. 6. Sustainable Bond Report can be found at ir.53.com/esg/Sustainable-Bonds. 7. For fiscal year 2023. 8. As of May 2024. 9. Data is as of 1Q24. 10. Exam period ending in 2021. Slide 21 end notes 1. Peer Group comprises of Fifth Third's board approved peers. 2. From leading third party ESG data provider. 3. Among Retail & Specialized Banks in North America. 4. Exam period ending in 2021. Slide 22 end notes 1. Gross Treasury management fees. 2. Excluding securities gains/losses. 3. Non-GAAP measure: see reconciliation on pages 48 and 49 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 23 end notes 1. Commercial payments revenue defined as total deposit fees less consumer (OD, maintenance, and ATM fees) per regulatory filings. 2. Trading revenue less equity securities and index revenue per regulatory filings. 3. Wealth and asset management revenue per company filings. 4. See forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 26 end notes 1. Source: FR Y-9C filings; CRE includes the following captions within schedule HC-C: 1a - construction, land development & other land loans, 1d – secured by multifamily (5 or more) residential properties, 1e – secured by nonfarm nonresidential properties. 2. Source: GAAP filings; CRE criticized asset ratios exclude owner-occupied loans where applicable. Slide 27 end notes 1. CCAR loss rates are cumulative, not annualized, and as reported by the Federal Reserve on June 26th, 2024. 2. 2008-2009 loss rates are cumulative, not annualized, and sourced from S&P Global Market Intelligence. Slide 29 end notes 1. Loan balances exclude nonaccrual loans HFS. Slide 30 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 51

© Fifth Third Bancorp | All Rights Reserved Slide 31 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. Total commercial portfolio line utilization. Slide 32 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. Slide 33 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude certain acquired mortgage & home equity loans, and ~$80 million of credit loans on book primarily ~15+ years. Slide 34 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude certain acquired mortgage loans. Slide 35 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude certain acquired home equity loans. Slide 36 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. Slide 37 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude ~$80 million from credit loans on book primarily ~15+ years. Slide 38 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. Slide 39 end notes Note: Data as of 6/30/2024. 1. Excludes HFS Loans & Leases. 2. Fifth Third had $8BN of commercial variable loans classified as fixed given the impacts of $8BN in C&I receive-fix swaps; Excludes forward starting swaps & floors; Excludes $3BN in out-of-the-money floors with a 2.25% 1ML strike currently on the balance sheet. 3. Fifth Third had $5.96BN SOFR receive-fix swaps outstanding against long-term debt, which are being included in floating long-term debt. 4. Yield of the 2Q24 weighted average taxable and non-taxable (tax equivalent) available for sale and held to maturity portfolio. 5. As a percent of total commercial. 6. As a percent of total consumer. 7. Includes 12M term, 6M term, and Fed Funds based loans. 8. Term points include SOFR, BSBY, AMERIBOR, Treasuries & FX curves. 9. Includes overnight term, 3M term, 6M term, 12M term and Fed Funds. 52 Earnings presentation end notes

© Fifth Third Bancorp | All Rights Reserved 53 Earnings presentation end notes Slide 41 end notes Note: Data as of 6/30/24; actual results may vary from these simulated results due to differences between forecasted and actual balance sheet composition, timing, magnitude, and frequency of interest rate changes, as well as other changes in market conditions and management strategies. 1. Re-pricing percentage or “beta” is the estimated change in yield after the 12-month ramp scenarios are fully realized and therefore reflects year-2. 2. Betas are asymmetrical as down betas assume a floor of 0%, along with rate floors, and up betas assumes a cap of 100%. Slide 42 end notes 1. Includes deposits with a rate below 100 bps and time deposits with remaining maturity of more than 12 months. 2. Comprised of deposits with a rate between 100 – 400 bps and time deposits maturing in the next 6 – 12 months. 3. Includes deposits with a rate above 400 bps and corporate sweep deposits, CDs $250K or less maturing in the next 6 months, and CDs over $250K. Slide 44 end notes 1. See forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 27-29 of the earnings release. 2. Analysis based on 6/30/2024 portfolio utilizing the implied forward curve as of 7/1/2024. Slide 45 end notes 1. Represents forward looking statement, please refer to page 2 of this presentation regarding forward-looking non-GAAP measures. 2. Effective July 1, 2023 the rate index transitioned from 1-month LIBOR to compound SOFR + 11.448 bps. 3. Forward starting swaps are receive fixed / pay compound SOFR + 11.448 bps. 4. Existing swaps transition from receive fixed / pay 1-month LIBOR to receive fixed / pay compound SOFR + 11.448 bps on their next post-LIBOR cessation resets. 5. $3BN floors mature on 12/16/2024. 6. Reflects the weighted average receive fixed rate (swaps only) as of 6/30/24. Slide 46 end notes 1. Represents forward looking statement, please refer to page 2 of this presentation regarding forward-looking non-GAAP measures. 2. Projected dividends for the Series J, Series H, and Series I reflect 3m Term SOFR plus the applicable spread. For the periods referencing 3m Term SOFR, the projections include the 26.161bps spread adjustment pursuant to the final rule adopted by the Federal Reserve. Slide 47 end notes 1. Average diluted common shares outstanding (thousands); 691,083; all adjusted figures are non-GAAP measures; see reconciliation on pages 48 and 49 of this presentation and the use of non-GAAP measures on pages 27-29 of the earnings release. 2. Assumes a 23% tax rate. 3. A portion of the adjustments related to legal settlements and remediations is non tax deductible. Slide 48 end notes Note: See pages 27-29 of the earnings release for a discussion on the use of non-GAAP financial measures. 1. Assumes a 23% tax rate. 2. A portion of the adjustments related to legal settlements and remediations is non tax deductible. Slide 49 end notes Note: See pages 27-29 of the earnings release for a discussion on the use of non-GAAP financial measures.